Amendment
dated December 1, 2015,
to the
Distribution Plan - Class H Shares
of
Rydex Series Funds,
dated February 25, 2000,
as Amended

EXHIBIT A

Rydex Series Funds
Distribution Fees - Class H Shares

Rydex Series Funds
Mid-Cap 1.5x Strategy Fund
Russell 2000® 1.5x Strategy Fund
Europe 1.25x Strategy Fund
S&P 500® Pure Value Fund
S&P 500® Pure Growth Fund
S&P MidCap 400® Pure Value Fund
S&P MidCap 400® Pure Growth Fund
Inverse Mid-Cap Strategy Fund
S&P SmallCap 600® Pure Value Fund
S&P SmallCap 600® Pure Growth Fund
Inverse Russell 2000® Strategy Fund
Strengthening Dollar 2x Strategy Fund
Weakening Dollar 2x Strategy Fund
Real Estate Fund
Commodities Strategy Fund
S&P 500® Fund
Russell 2000® Fund
High Yield Strategy Fund
Inverse High Yield Strategy Fund
Japan 2x Strategy Fund
International 2x Strategy Fund
Inverse International 2x Strategy Fund
Emerging Markets 2x Strategy Fund
Inverse Emerging Markets 2x Strategy Fund
Emerging Markets Bond Strategy Fund
NASDAQ-100® Fund
Nova Fund
Inverse S&P 500® Strategy Fund
Inverse NASDAQ-100® Strategy Fund
Government Long Bond 1.2x Strategy Fund
Inverse Government Long Bond Strategy Fund
Monthly Rebalance NASDAQ-100® 2x Strategy Fund
Banking Fund
Basic Materials Fund
Biotechnology Fund
Consumer Products Fund
Electronics Fund
Energy Fund
Energy Services Fund
Financial Services Fund
Health Care Fund
Internet Fund
Leisure Fund
Precious Metals Fund
Retailing Fund
Technology Fund
Telecommunications Fund

Transportation Fund
Utilities Fund
Dow Jones Industrial Average Fund

Distribution Fees

Distribution Services…………………………….twenty-five basis points (.25%)

Calculation of Fees
Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.